UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 15, 2011, Cadence Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders in San Diego, California, at which the stockholders voted on proposals as follows:

Proposal 1. The election of Dr. James C. Blair, Mr. Alan D. Frazier and Mr. Christopher J. Twomey as directors for a three-year term expiring at the 2014 Annual Meeting of Stockholders:

Nominee	For	Withheld	Broker Non-Votes
James C. Blair	54,727,801	401,520	6,157,502
Alan D. Frazier	55,096,433	32,888	6,157,502
Christopher J. Twomey	55,096,308	33,013	6,157,502

Proposal 2. The approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
54,835,638	286,664	7,019	6,157,502

Proposal 3. The recommendation, by non-binding advisory vote, of the frequency of stockholder non-binding advisory votes regarding the compensation of the Company’s named executive officers:

3 Years	2 Years	1 Year	Abstentions	Broker Non-Votes
38,732,591	406,349	15,982,446	7,715	6,157,722

In light of the voting results for Proposal 3, the Company’s Board of Directors has determined to hold a stockholder advisory vote on named executive officer compensation every three years.

Proposal 4. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
61,246,946	12,726	27,151	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: June 17, 2011